Exhibit 99.1

For More Information:    Gary Geraci                      Sheri Seybold
                         Equity Performance Group         Big Sky Communications
                         617-723-2373                     925-556-9197
                         gary@equityperfgp.com            sheri@bigskypr.com

For Immediate Release

             ONSTREAM MEDIA LAUNCHES DIGITAL MEDIA SERVICES PLATFORM

 New Platform Offers End-to-End Solution including Digital Asset Management,
                    Webcasting, Webconferencing and Content
                               Publishing Services

HENRY STEWART DAM SYMPOSIUM (Booth #319) - NEW YORK, NY - MAY 9, 2005 - Onstream Media Corporation (Nasdaq: ONSM), a leading online service provider of on-demand, rich media communications, today announced the availability of the Onstream Digital Media Services Platform (DMSP). The scalable platform, developed in conjunction with Science Applications International Corporation
(SAIC), one of the country's leading IT security firms, is specifically designed to enable businesses and organizations of any size to efficiently and economically create, store and manage rich media content, streamline production workflow and deliver effective rich-media presentations. For a low-cost, monthly subscription fee, the Onstream DMSP provides secure, integrated digital managed services including digital asset management (with smart encoding and indexing), webcasting, webconferencing and content publishing. In conjunction with the Onstream DMSP launch, Onstream Media debuted a new design for the Company's web site, which in addition to the new e-commerce functionality, will provide access to the Onstream DMSP.

"The problem today for most corporations is there's no cost effective, affordable way to organize and manage the overwhelming amount of digital media content being created by their daily operations," said Randy Selman, CEO of Onstream Media. "We are extremely excited to introduce the Onstream Digital Media Services Platform, which addresses this growing problem by allowing any size business to create, manage, distribute and monetize this digital information through a low-cost monthly subscription service. The advantage is that Onstream Media comes to market with a toolset for businesses that improves operational efficiencies and reduces marketing, training and other operational costs."

Selman added, "The release and adoption phase of the DMSP represents a growth opportunity for Onstream Media, as the marketing of this high margin service extends to potential new industry clients, as well as our combined direct and reseller client base of more than 2,000 enterprises."

The use of digital media over the past five years has greatly improved the way in which corporations create and distribute the information they need to stay competitive. The Onstream DMSP facilitates the archiving and retrieval of hundreds of different file formats including digital video and audio, PowerPoint presentations, Adobe PDF's and Macromedia (Flash) formats. Organizing this varied content will enable public and private organizations to effectively communicate with their shareholders, customers, employees, vendors and constituents.

Onstream Media serves more than 2,000 clients globally.

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About Onstream Media Corporation
Founded in 1993, Onstream Media (Nasdaq: ONSM) is a leading online service provider of live and on-demand, rich media communications via the Onstream Digital Media Services Platform. Specializing in audio and video corporate communications, Onstream Media's pioneering ASP digital asset management technology provides the necessary tools for webcasting, webconferencing and content publishing services focused on increasing productivity and revenues for any organization in an affordable and highly secure environment. 78% of the Fortune 100 CEO's and CFO's have used Onstream Media's webcasting services for investor relations announcements.

Onstream Media customers include: NFL, AAA, Disney, MGM, Deutsche Bank, Thomson Financial/CCBN and PR Newswire.

For more information, visit the Onstream website at www.onstreammedia.com or call 954-917-6655

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